UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 6, 2005 (May 5, 2005)

ACG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-97090-01	62-1395968

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(615) 377-0377

(Former name or former address, if changed since last report.)

AMERICAN COLOR GRAPHICS, INC.

(Exact name of registrant as specified in its charter)

New York	33-97090	16-1003976

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(615) 377-0377

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On May 5, 2005, American Color Graphics, Inc., as borrower (“Graphics”), and ACG Holdings, Inc., as guarantor (“Holdings”), entered into an Amended and Restated Credit Agreement with Banc of America Securities as Sole Lead Arranger and Bank of America, N.A., as Administrative Agent, and certain lenders (the “2005 Credit Agreement”). The 2005 Credit Agreement is a $90 million facility comprised of (a) a $55 million revolving credit facility ($40 million of which may be used for letters of credit), which is not subject to a borrowing base limitation, maturing on December 15, 2009; and (b) a $35 million non-amortizing term loan facility maturing on December 15, 2009. This facility significantly improves Graphics liquidity position.

     On May 5, 2005, Graphics used the proceeds of $35 million of term loan borrowings under the 2005 Credit Agreement to repay all amounts outstanding under its Credit Agreement dated July 3, 2003, which totaled $21.3 million. Letters of credit outstanding under the 2003 credit facility were assumed under the 2005 Credit Agreement. All commitments under Graphics’ 2003 $70 million credit facility were terminated.

     On May 5, 2005, Graphics had cash on hand of $12.8 million and borrowing availability under the new $55 million revolving credit facility of $26.8 million (after considering letters of credit outstanding of $28.2 million).

     Interest on borrowings under the 2005 Credit Agreement is floating, based upon existing market rates, plus agreed upon margin levels. In addition, Graphics is obligated to pay specified commitment and letter of credit fees.

     Borrowings under the term loan facility must be repaid in full on the facility’s maturity date of December 15, 2009. Graphics is also required to prepay term and revolving loans under certain circumstances with excess cash flows and proceeds from certain sales of assets, equity and incurrence of indebtedness.

     Borrowings under the 2005 Credit Agreement are secured by substantially all of Graphics’ assets. In addition, Holdings has guaranteed all such indebtedness under the 2005 Credit Agreement, which guarantee is secured by a pledge of all of Graphics’ capital stock.

     The 2005 Credit Agreement requires satisfaction of certain leverage ratio requirements. In addition, the 2005 Credit Agreement includes various other customary affirmative and negative covenants and events of default. The 2005 Credit Agreement places conditions upon our ability to, among other things: make investments or dispositions, pay dividends and other distributions, incur liens, incur additional indebtedness, make capital expenditures, enter into transactions with affiliates, issue stock of subsidiaries, enter into agreements that contain restrictions affecting subsidiaries and consummate mergers and acquisitions.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Exhibits

     The following exhibit is filed herewith.

Exhibit Number	Description
10.1
Amended and Restated Credit Agreement dated as of May 5, 2005, among Graphics and Holdings; with Banc of America Securities as Sole Lead Arranger and Bank of America, N.A., as Administrative Agent, and certain lenders

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ACG HOLDINGS, INC. AMERICAN COLOR GRAPHICS, INC.
By:	/s/ Patrick W. Kellick
Patrick W. Kellick
SENIOR VICE PRESIDENT CHIEF FINANCIAL OFFICER

Dated: May 6, 2005

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EXHIBIT INDEX

Exhibit Number	Description
10.1
Amended and Restated Credit Agreement dated as of May 5, 2005, among Graphics and Holdings; with Banc of America Securities as Sole Lead Arranger and Bank of America, N.A., as Administrative Agent, and certain lenders

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